[logo] J.R. Lupo, P.A. CPA

           A Professional Corporation
               Member of American Institute of Certified Public Accountants Member of New Jersey Society of Certified Public Accountants


                    Baltia Airlines Inc.
                 63-25 Saunders St.  Suite 7I
                    Rego Park, NY 11374



We hereby consent to the use in this registration statement -
333-37409 on form SB-2 of our opinion dated June 4, 1998 and August 17, 1998 and to the reference to our firm under the caption "Experts" in same registration statement.


J.R. Lupo, P.A. CPA

(Signature: J.R. Lupo, P.A. CPA)

25 Pompton Ave.  Ste 202
Verona, NJ 07044
August 27, 1998



25 Pompton Avenue, Suite 202, Verona, NJ 07044, Tel: (973) 239-2239, Fax
(973) 239-4852